Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-291350) on Form S-3 and (Nos. 33-26694, 33-56557, 333-88391, 333-132061, 333-146849, 333-149206, and 333-161155) on Form S-8 of our reports dated April 22, 2026, with respect to the consolidated financial statements of Constellation Brands, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Rochester, New York
April 22, 2026